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                                                                   EXHIBIT 10.40

                                             49,944 Square Feet
                                             5923 Peachtree Industrial Boulevard
                                             Norcross, Georgia  30092


                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into by and between PEACHTREE CROSSINGS BUSINESS PARK ASSOCIATES hereinafter referred to as "Landlord" and HAYES MICROCOMPUTER PRODUCTS, INC., a Georgia corporation, hereinafter referred to as "Tenant."

                                   WITNESETH

         1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from landlord certain premises situated within the County of Gwinnett, State of Georgia, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the premises and together with the buildings and other improvements situated or to be situated upon said premises (said real property, building and improvements being hereinafter referred to as the "premises.")

         TO HAVE AND TO HOLD the same for a term commencing on the "commencement date," as hereinafter defined, and ending on the last day of the month that is sixty (60) months after the commencement date.

         A. The "commencement date" shall be January 1, 1991, and ending December 31, 1995. Tenant acknowledges that it has inspected and accepts the premises, and specifically the buildings and improvements comprising the same, in their present condition, as suitable for the purpose for which the premises are leased. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the premises, nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds ver, the Landlord cannot acquire possession of the premises prior to said "commencement date." Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the "commencement date," and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After the commencement date the Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises.


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         B.       Omitted.

         2.       Base Rent and Security Deposit.  See Additional Provision #29.

         A.       Omitted.

         B. In addition, Tenant has deposited with Landlord the sum of TWENTY-SIX THOUSAND THIRTEEN AND NO/100 DOLLARS ($26,013.00), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this lease that all of Tenant's obligations under this lease have been fulfilled.

         3. Use. The demised premises shall be used only for the purpose of general office, receiving, storing, manufacturing, repairing, shipping and selling (other than retail) products, materials and merchandise made and or distributed by Tenant and for such other lawful purposes as may be incidental thereto, and subject to any building or building complex rules and regulations which shall not impair Tenant's use of the premises. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which their premises are situated or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the premises to be used for any purpose or in any manner, including, without limitation, any method of storage which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the building in which Tenant occupies space is caused by Tenant's use and occupancy of the premises, or if Tenant vacates the premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.


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         Tenant agrees that the point pressure resulting from Tenant's racking system, inventory, forklifts and equipment pertaining to Tenant's use of the premises shall not exceed allowable design floor loading for floor slabs on grade. Tenant shall hold harmless Landlord from any loss, liability, and expenses, both real and alleged, arising out of such damage or repair caused by Tenant's negligence or failure to comply with this paragraph.

         4.       Taxes.

         A. Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever thereinafter collectively referred to as "taxes" lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the building; provided, however, that the maximum amount of taxes to be paid by Landlord hereunder during any one real estate tax year shall be ZERO AND NO/100 DOLLARS ($0.00). If in any real estate tax year during the term hereof or any renewal or extension the taxes levied or assessed against the building and the grounds, parking areas, driveways and alleys around the building during such tax year shall exceed the sum set forth in the preceding sentence, Tenant shall pay to Landlord as additional rental, upon demand, the amount of such excess. In the event any such amount is not paid within twenty (20) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest at the rate of twenty (20%) percent per annum from the date of such invoice until payment by Tenant. In the event the premises constitute a portion of a multiple occupancy building, Tenant agrees to pay to Landlord as additional rental, upon demand, the amount of Tenant's "proportionate share" (as defined in subparagraph 27B) of the excess taxes referred to in this subparagraph above.

         B. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based shall be deemed to be included within the term "taxes" for the purposes hereof.

         C. The Landlord shall have the right to engage a tax consulting firm to attempt to assure a fair tax burden for the building and grounds within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand, from time to time, as additional rent, the amount of Tenant's proportionate share of the cost of such service.

         D. Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

         5. Landlord's Repairs and Obligations. Landlord shall at his expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the

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negligence of Tenant, or Tenant's employees, agents or invitees, or caused by
Tenant's default hereunder. The term "walls' as used herein shall not include windows, glass or plate glass, doors, store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

         6.       Tenant's Repairs and Obligations.

         A. Tenant shall at its own cost and expense keep and maintain all parts of the premises (except those for which Landlord is expressly responsible under the terms of this lease) in good condition, promptly making all necessary repairs, repainting, and replacements, including but not limited to, windows, glass and plate glass, doors, any office entries, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termites and pest extermination, regular removal of trash and debris, grounds maintenance, common sewage line plumbing, common exterior lighting (if applicable), common dumpster removal (if applicable) and other obligations of the building, including, but not limited to, keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12A below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

         B. The cost of maintenance and repair of any common party walls (any wall, divider, partition or any other structure separating the premises from any adjacent premises) shall be shared equally by Tenant and the tenant or tenants occupying adjacent premises. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

         C. In the event the premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers and licensees shall have the exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. Parking spaces have been provided in accordance with applicable local building codes and anticipated needs of tenants. Tenant agrees not to use more than its proportionate share as so provided.

         D. Landlord reserves the right to perform and provide all of Tenant's repairs and obligations under subparagraph 6A above, and Tenant shall, in lieu of the obligations set forth under subparagraph 6A above with respect to such items, pay monthly as additional rent due under Paragraph 2A for its proportionate share of the cost and expense, including overhead, for those

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items; provided, however, that Landlord shall have the right to require Tenant to pay such other reasonable proportions of said repairs and obligations as may be determined by Landlord in its sole discretion; and further provided that if Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, shall pay the entire cost thereof, upon demand, as additional rent.

         E.       Omitted.

         F. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the premises.

         7. Alterations. Tenant shall not make any alterations, additions or improvements to the premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord. Such consent will not be denied provided the improvements are building standard office/warehouse finishes. In the event Landlord consents to the making of any such alterations, additions or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same and all subcontractors must first be approved in writing by Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition by the date of termination of this lease or upon earlier vacating of the premises; provided, however, that if Landlord so elects prior to termination of this lease or upon earlier vacating of the premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the premises and shall be delivered up to the Landlord with the premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the premises if required by Landlord; upon any such removal Tenant shall restore the premises to their original condition with consideration for normal wear and tear. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the premises.


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         8.       Signs. Tenant agrees to conform to Landlord's signage program for the building; however, all costs and expense of the sign, sign installation, removal and repair shall be paid by Tenant. Tenant shall only have the right to install standard signs upon the premises where first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all signs prior to the termination of this lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration caused by installation and/or removal.

         9. Inspection and Right of Entry. Landlord and Landlord's agents and representatives shall have the right to enter the premises at any time in the event of an emergency and to enter and inspect the premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the premises in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating the premises are available. Tenant shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant's failure to arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         10. Utilities. Landlord agrees to provide at its cost water, electricity and gas (when applicable) service connections into the premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other premises, provided, however, Landlord shall have the right to require Tenant to pay such other reasonable proportion of said jointly metered charges as may be determined by Landlord in its sole discretion. Landlord shall in no event by liable for any interruption or failure of utility services on the premises.

         11.      Assignment and Subletting.

         A. Tenant shall not have the right to assign, sublet, transfer or encumber this lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. All cash or other proceeds of any assignment, such proceeds as exceed the rentals called for hereunder in the case of a subletting and all cash or other proceeds of any other transfer of Tenant's interest in this lease shall be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. Any assignment, subletting or other transfer of Tenant's interest in this lease shall be

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for an amount equal to the then fair market value of such interest. These covenants shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. any assignee, sublessee or transferee of Tenant's interest in this lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignments, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly form such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

         B. If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code 11 U.S.C. ss. 101, et seq. (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the Landlord and promptly paid or delivered to Landlord.

         C. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         12.      Fire and Casualty Damage.

         A. Landlord agrees to maintain insurance covering the building of which the premises are a part (including building standard office/warehouse finishes which are constructed by Tenant) in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement costs thereof, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other regulatory authority for the state in which the premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 12C, 12D and 12E below, such insurance shall be for the sole benefit of Landlord and under its sole control. If, during the second calendar year after the commencement date of this lease, or during any subsequent calendar year of the primary term or any renewal or extension, Landlord's cost of maintaining such insurance shall exceed Landlord's cost of maintaining such insurance for the first calendar year or the term hereof, Tenant agrees to pay to Landlord, as

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additional rental, the amount of such excess not to exceed $3,996.00 per year
(or in the event the premises constitute a portion of a multiple occupancy building, Tenant's full proportionate share of such excess). The first calendar year shall be the year in which the lease commences. Said payments shall be made to Landlord within ten (10) days after presentation to Tenant of Landlord's statement setting forth the amount due. Any payment to be made pursuant to this subparagraph A with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this lease bears to a full year.

         B. If the buildings situated upon the premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

         C. If the buildings situated upon the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's reasonable estimation be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

         D. If the buildings situated upon the premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 12A above, but only to such extent that rebuilding or repairs can in Landlord's reasonable estimation be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the premises by Tenant and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the lease exclusive of any option which is unexercised at the time of such damage. If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

         E. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.


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         F.       Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such other party may be responsible. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but it shall not be obligated to do so.

         13. Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employee or any other person entering upon the premises, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust). landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury, except injury to persons or damage to property the cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the premises; (ii) the condition of the premises; (iii) Tenant operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $1,000,000.00 per occurrence in respect to injury to persons (including death), and in the amount of not less than $100,000 per occurrence in respect to property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certificates evidencing such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certificates evidencing the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

         14.      Condemnation.

         A. If the whole or any substantial part of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the

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use of the premises for the purposes for which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

         B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         C. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the premises, buildings or other improvements, or any part thereof, shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures and improvements if a separate award for such items is made to Tenant.

         15. Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph 15 shall not be construed as consent for Tenant to hold over.

         16. Quiet Enjoyment. Landlord covenants that it now has good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

         17. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

         A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days from the date such payment was due.

         B. Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors, or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property, or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph, or

         C. Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property.

         D. A receiver to trustee shall be appointed for all or substantially all of the assets of Tenant.

         E. Tenant shall desert or vacate any substantial portion of the premises.

         F. Tenant shall fail to discharge any lien placed upon the premises in violation of Paragraph 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the premises.

         G. Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 17), and shall not cure or commence to cure and diligently pursue to completion such failure within twenty (20) days after written notice thereof to Tenant.

         H. Tenant shall fail to continuously operate its business at the premises for the permitted use set forth in Paragraph 3 whether or not Tenant is in default of the rental payments due under this lease.

         18.      Remedies.

         A. Upon the occurrence of any of such events of default described in Paragraph 17 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  (1) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force it necessary, without being liable for prosecution or any claim of damage therefore.

                  (2) Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefore.

                  (3) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting the compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                  (4) Alter all locks and other security devices at the premises without terminating this lease.

         B. In the event Landlord may elect to regain possession of the premises by a forcible detainer proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this lease is, in part, consideration of this waiver.

         C. In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five (5%) percent of such installment; and the failure to pay such amount within five (5) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         D. In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

         E. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance or surrender of the premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable for trespass or otherwise.

         F.       Omitted.

         G. In the event that Landlord elects to repossess the premises without terminating the lease, or in the event Landlord elects to terminate the lease, then Tenant, at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Paragraph 1 diminished by any net sums thereafter received by Landlord through reletting the premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 18H below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

         H. In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees.

         I. In the event of termination or repossession of the premises for an event of default, Landlord shall not have any obligation to relet or to attempt to relet the premises, or any portion thereof; and in the event of reletting, Landlord may relet the whole or any portion of the premises for any period to any tenant and for any use and purpose.

         J. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

         K. In the event that Landlord shall have taken possession of the premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature(s) thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnity and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

         L. Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of the Bankruptcy Code, 11 U.S.C. ss.502(b)(7).

         M. This is a contract under which applicable law excuses Landlord from accepting performance from or rendering performance to any person or entity other than Tenant within the meaning of the Bankruptcy Code, 11 U.S.C. ss.365(c), 365(e)(2).

         N. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

         O. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         19.      Omitted.

         20. Mortgages. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon, provided however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage.

         21. Landlord's Default. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 20 hereof or in the payment of taxes or any other items which might become a lien upon the premises and which Tenant is not obligated to pay under the terms and provisions of this lease, Tenant is authorized and empowered after giving Landlord five (5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 21 unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

         22.      Mechanics Liens and Other Taxes.

         A. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the premises.

         B. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

         23.      Omitted.

         24. Certain Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:
(a) to change the name, street address, or suite numbers of the building; (b) to install or maintain a sign or signs on the exterior of the building.

         25. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

         B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

       LANDLORD:                             TENANT:

PEACHTREE CROSSINGS BUSINESS                 HAYES MICROCOMPUTER PRODUCTS,
PARK ASSOCIATES                              INC., a Georgia Corporation
c/o Trammell Crow Company                    P. O. Box 105203
1575 Northside Drive, N.W.                   Atlanta, Georgia  30348
Building 100, Suite 200                      Attention:  President
Atlanta, Georgia  30318

If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         26. Hazardous Waste. The term "Hazardous Substances," as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities that are part of the ordinary course of Tenant's business (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) no portion of the premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the premises, except for the Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the term of the lease, the premises is found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this lease.

         27.      Miscellaneous.

         A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         B. In the event the premises constitutes a portion of a multiple occupancy building or building complex, Tenant's "proportionate share," as used in this lease, shall mean a fraction, the numerator of which is the space contained in the premises and the denominator of which is the entire space contained in the building or building complex.

         C. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

         D. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

         E. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee a certificate of occupancy (if applicable) to an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.

         F. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord any amount reasonably as necessary to put the premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the premises, pay to Landlord the amount of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Subparagraph 27G.

         H. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         I. Because the premises are on the open market and are presently being shown, this lease shall be treated as an offer with the premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the premises without notice, and this lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

         J. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

         K. Time is of the essence of this lease and all of its provisions. This lease in all respect shall be governed by the laws of the State of Georgia.

         L. No animals shall be brought into or kept in or about the building.

         M. Tenant agrees to comply with subdivision regulations, protective covenants, or other restrictions of record that are applicable to the building or building complex.

         N. The duties and obligations of Tenant herein shall be binding upon all or any of them. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them (i) any person by, through or under which Landlord derives the right to lease the premises; (ii) the owner of the premises; and (ii) holders of mortgage or rent assignment interests in the premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay rent to any person other than the Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         28. Additional Provisions. See Additional Provisions Paragraphs 29 through 37 attached hereto and made a part hereof as if fully incorporated herein and when in conflict with the printed portion of this lease, said Additional Provisions shall prevail.

                  EXECUTED BY LANDLORD, this 27th day of July, 1990.


                                             PEACHTREE CROSSINGS BUSINESS
Attest/Witness                               PARK ASSOCIATES

/s/ R. Dave Wood                             By:  Crow-C #3 Limited Partnership
-----------------------------------

Title:  Marketing Principal
                                             By:    /s/
                                                   ----------------------------
                                             Title:  Agent

       Executed by Tenant this 27th day of July, 1990.

Attest/Witness                               HAYES MICROCOMPUTER
                                             PRODUCTS, INC., a Georgia
                                             corporation
/s/ Kim Gallagher
-----------------------------------          By:    /s/ Dennis C. Hayes
                                                    ---------------------------
Title: Supervisor-Contracts                         Dennis Hayes
       Administration
                                             Title:  President

                              ADDITIONAL PROVISIONS


       29. Tenant agrees to pay to Landlord rent for the premises, in advance, without demand, deduction or set off, for the entire term hereof the following base monthly rentals:

         (a) For each of months one (1) through twelve (12) of the term of this lease: $12,486.00 per month.

         (b) For each of months thirteen (13) through thirty-six (36) of the term of this lease: $26,013.00 per month.

         (c) For each of moths thirty-seven (37) through forty-eight (48) of the term of this lease: $28,094.00 per month.

         (d) For each of months forty-nine (49) through sixty (60) of the term of this lease: $29,134.00 per month.

       30. Tenant expressly agrees that the obligations incurred by Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, stockholders, or other principals or representatives of the Landlord. Tenant further agrees that it shall have recourse against Landlord only to the extent of Landlord's assets for the satisfaction of the obligations of the Landlord created under this Lease, and not against the assets of such entity's officers, directors, trustees, partners, joint venturers, members, stockholders, principals or representatives.

       31. Landlord covenants and agrees that if Tenant shall desert, vacate or abandon the leased premises prior to the expiration or early termination of the Lease Agreement, Landlord shall use reasonable efforts to lease the leased premises to another Tenant.

       32. While this Lease is in full force and effect, provided Tenant is not in default of the terms, covenants and conditions thereof, Tenant shall have the sole right or option to extend the original term of this Lease Agreement for a further consecutive term of twelve (12) months. Such extension or renewal of the original term shall be on the same terms, covenants and conditions as provided in the original term with the rent at the current rate at the time of option. Notice of Tenant's intention to exercise this right or option must be given in writing to Landlord on or before March 1, 1998, or the option contained in this provision shall become null and void and of no effect. The right of option to extend the original term of this Lease Agreement provided to Tenant herein shall be for the exclusive benefit of the Tenant and shall terminate upon the subletting of all or any part of the premises or assignment of this Lease.

       33. Notwithstanding any terms or provisions of this Lease which may be construed to the contrary, Landlord and Tenant agree that Landlord will conduct common area maintenance on the premises and grounds around the premises. Said common area maintenance will include, but not

ADDITIONAL PROVISIONS CONT.


be limited to, fire sprinkler water charges, irrigation, lawn maintenance, security patrol and outside light maintenance. The cost of said common area maintenance will be paid on a monthly basis by Tenant and will amount to approximately EIGHT HUNDRED TWENTY-ONE AND NO/100 DOLLARS ($821.00) per month. Landlord agrees that the monthly amount paid by Tenant shall be capped at a compounded rate of ten percent (10%) per annum. However, in the event Landlord elects to discontinue services or elects to provide additional services as may be necessary under Paragraph 6 of this lease, the monthly common area maintenance charge will be adjusted to reflect the change in services provided.

       34. Landlord hereby covenants and agrees to use reasonable efforts to cause any holder of a deed to secure debt or mortgage now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon to enter into a non-disturbance agreement pursuant to which such holder shall agree that if it shall acquire the ownership of the premises or the improvements situated thereon through the exercise of a power of sale or other remedy provided for in such deed to secure debt or mortgage, it shall permit Tenant to remain in possession of the premises in accordance with the terms and provisions of this lease, provided that Tenant shall continue to perform its duties and obligations hereunder.

       35. Landlord and Tenant shall each provide the other with certificates evidencing the issuance of all policies of insurance required to be maintained by them under the terms and provisions of this Lease. Such certificates shall be so provided prior to the commencement date and, thereafter, not less than fifteen (15) days prior to the expiration date of such policies.

       36. Notwithstanding any terms or the provisions of this Lease Agreement which may be construed to the contrary, and provided this Lease Agreement is in full force and effect and Tenant is not in default of the terms, covenants, and conditions thereof, Tenant shall have the sole right or option to cancel this Lease Agreement at the end of the thirty-sixth (36th) month of the lease term by: (1) providing Landlord with at least one hundred twenty (120) days of prior written notice of its desire to cancel this Lease Agreement, and (2) simultaneously depositing with Landlord a cancellation fee to be determined by the following formula: [(5.85 x 49,444 x N/12)-(Total base rent paid by Tenant through the cancellation month as provided in the rent schedule in Paragraph
29)]. N is equal to the number of months of Tenant's occupancy through the cancellation month. For example, the penalty due at the end of the 36th month shall be [(5.85 x 49,444 x 36/12)-(774,144)] or $102,373.00. Failure by Tenant
to provide said written notice and cancellation fee shall render this right or option null and void, thus rendering this Lease Agreement in full force through the original sixty (60) month lease term. The right of option to cancel this Lease Agreement shall be for the exclusive benefit of the Tenant.

       37. Notwithstanding the provisions of Paragraph 7 hereof, Tenant shall have the option to remove the following improvements from the premises by the date of termination of this lease or upon earlier vacating of the premises provided Tenant shall restore the premises to their original

ADDITIONAL PROVISIONS CONT.


condition with consideration for normal wear and tear. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the premises:

         (1) Security Systems (e.g. access control units, CCTV equipment, magnetic lock sets, internal intercoms, electric lock sets, etc.)

         (2)      Computer Room raised flooring.

         (3)      Liebert air conditioning units for Computer Room.

         (4)      Motor generator set.

         (5)      Halon fire extinguishing systems.

         (6)      Uninterrupted Power Supplies.

         (7)      Life Safety/Fire Control Panel.

         (8)      Telephone switching units.

         (9)      Air compressor units to support operations.

         (10) Specialized air conditioning units (localized small self contained units - not roof units).

                                   EXHIBIT "A"


       Approximately 49,944 square feet of office/warehouse space in a 49,944 square foot masonry and steel office/warehouse building located in Land Lot 273 of the 6th District of Gwinnett County, Georgia; being more commonly known as 5923 Peachtree Industrial Boulevard, Norcross, Georgia 30092.

                   LEASE EXTENSION AND MODIFICATION AGREEMENT


       THIS LEASE EXTENSION AND MODIFICATION AGREEMENT made and entered into this 17th day of June, 1996, by and between PEACHTREE CROSSINGS BUSINESS PARK ASSOCIATES (hereinafter referred to as "Landlord") and HAYES MICROCOMPUTER PRODUCTS, INC., a Georgia Corporation (hereinafter referred to as "Tenant").


                                  WITNESSETH:


         WHEREAS, by Lease Agreement dated July 27, 1990 attached hereto as Exhibit "A" and made a part hereof, Landlord leased to Tenant certain premises (the "Premises") comprised of 49,944 square feet situated at 5923 Peachtree Industrial Boulevard, Norcross, Georgia 30092; and

         NOW, THEREFORE, in consideration of the mutual promises given one to the other, the parties hereto intending to be legally bound, do hereby covenant and agree as follows:

         1. Said Lease Agreement attached hereto as Exhibit "A" and made a part hereof, dated July 27, 1990, is hereby extended for an additional term of thirty-six (36) months commencing January 1, 1997 and expiring December 31, 1999.

         2. Tenant's base monthly rental beginning January 1, 1997 shall be Twenty-Nine Thousand One Hundred Thirty-Four and No/100 Dollars ($29,134.00) per month.

         3. Paragraphs #32 and #36 of the original Lease dated July 27, 1990 shall be null and void.

         4. Except as herein modified and extended, all terms and conditions of the Lease Agreement attached hereto as Exhibit "A" and made a part hereof, dated July 27, 1990 shall remain in full force and effect.

         5. The word "Landlord" herein shall be construed to include the said Landlord, its successors and assigns and the word "Tenant" shall be construed to include the said Tenant, its successors and assigns.

       IN WITNESS WHEREOF, the parties have executed this Amendment to Lease in quadruplicate the day and year first written above.


WITNESS                            PEACHTREE CROSSINGS BUSINESS
                                   PARK ASSOCIATES
/s/
----------------------------
                                   By:    Trammell Crow Asset Management, Inc.

                                   Its:   Agent

                                   By: /s/
                                      -----------------------------------------
                                   Title: SVP


WITNESS                            HAYES MICROCOMPUTER PRODUCTS, INC., a
                                   Georgia corporation

/s/ Kim Gallagher                  By:  /s/ Dennis C. Hayes
----------------------------          -----------------------------------------
                                   Title:  Chairman

                SECOND LEASE EXTENSION AND MODIFICATION AGREEMENT


       THIS SECOND LEASE EXTENSION AND MODIFICATION AGREEMENT made and entered into this 26th day of June, 1997, by and between PEACHTREE CROSSINGS BUSINESS PARK ASSOCIATES (hereinafter referred to as "Landlord") and HAYES MICROCOMPUTER PRODUCTS, INC., a Georgia Corporation (hereinafter referred to as "Tenant").


                                  WITNESSETH:


       WHEREAS, by Lease Agreement dated July 27, 1990 and Lease Modification and Extension Agreement dated June 17, 1996, attached hereto as Exhibit "A" and made a part hereof, Landlord leased to Tenant certain premises (hereinafter referred to as the "Premises") situated at 5923 Peachtree Industrial Boulevard, Norcross, Georgia 30092 containing 49,944 square feet; and

       NOW, THEREFORE, in consideration of the mutual promises given one to the other, the parties hereto intending to be legally bound, do hereby covenant and agree as follows:

       1. Said Lease Agreement dated July 27, 1990 and Lease Modification and Extension Agreement dated June 17, 1996 attached hereto as Exhibit "A" and made part hereof, is hereby extended for an additional nine (9) months commencing January 1, 2000 and expiring September 30, 2000 (the "Extension Period").

       2. Tenant's Base Monthly rental during the Extension Period shall be Twenty-Nine Thousand One Hundred Thirty-Four and No/100 Dollars ($29,134.00) per month.

       3. Except as herein modified and extended, all terms and conditions of the Lease Agreement, dated July 27, 1990 and Lease Extension and Modification Agreement dated June 17, 1996, attached hereto as Exhibit "A" and made part hereof, shall remain in full force and effect.

       4. The word "Landlord" herein shall be construed to include the said Landlord, its successors and assigns and the word "Tenant" shall be construed to include the said Tenant, its successors and assigns.

       5. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns.

       IN WITNESS WHEREOF, the parties have executed this Amendment to Lease in quadruplicate the day and year first written above.


WITNESS                            HAYES MICROCOMPUTER PRODUCTS, INC., a
                                   Georgia corporation

/s/ Kim Gallagher                  By:  /s/ Dennis C. Hayes
----------------------------            ---------------------------------------
                                   Title:  Chairman

WITNESS:                           PEACHTREE CROSSINGS BUSINESS PARK ASSOCIATES

/s/ Susan Gist                     By:  Essex Real Estate Investors, L.P., its
----------------------------            general partner

                                   By:  Essex Real Estate Investors, Inc.

                                   By: /s/
                                       ----------------------------------------
                                   Title:  President

                                      - 2 -